Exhibit 99.1

12500 West Creek Parkway Richmond, VA 23238

NEWS RELEASE	Investor Contact:	Media Contact:
For Immediate Release	Michael Neese	Joe Vagi
Sept. 12, 2017	Vice President,	Manager,
	Investor Relations	Corporate Communications
	804.287.8126	804.839.4995
	michael.neese@pfgc.com	joe.vagi@pfgc.com

Performance Food Group Hosts Investor Day and Reaffirms Fiscal 2018 Outlook

RICHMOND, Va. – Performance Food Group Company (PFG) (NYSE: PFGC) is hosting its investor day conference in New York City today.

George Holm, PFG’s President & CEO, and other members of the leadership team will make presentations that provide an overview of the company and its strategies for creating shareholder value. The presentation and live webcast are scheduled to begin at approximately 10 a.m. EDT. The webcast will be available in a listen-only mode on http://investors.pfgc.com/events-and-presentations. Pre-event registration is necessary, and an archived copy of the webcast will be available for one year beginning later today. Presentation slides will be available during the webcast.

PFG reaffirms its outlook for fiscal 2018 Adjusted EBITDA1 to grow in a range of 8% to 11% versus its fiscal 2017 Adjusted EBITDA of $390.7 million. In addition, PFG reaffirms its outlook for fiscal 2018 Adjusted Diluted EPS to grow in a range of 13% to 18% to $1.40 to $1.46 versus its fiscal 2017 Adjusted Diluted EPS of $1.24. The company also announces its three-year financial goals of 5% case growth, 10% Adjusted EBITDA growth and 15 basis points of Adjusted EBITDA margin on an annual compounded basis.

PFG’s Adjusted EBITDA and Adjusted Diluted EPS outlook and goals exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, but are not limited to, loss on early extinguishment of debt, restructuring charges, certain tax items, and charges associated with non-recurring professional and legal fees associated with acquisitions. PFG’s management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported Net income and its reported Diluted Earnings Per Share because these items, which could be significant, are difficult to predict and may be highly variable. As a result, PFG does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA and Adjusted Diluted EPS outlook or goals or its Adjusted EBITDA margin goal. Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to PFG’s outlook and goals.

[1]	This press release includes metrics, including Adjusted EBITDA and Adjusted Diluted EPS that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). Please see Statement Regarding Non-GAAP Financial Measures at the end of this release for the definitions of such non-GAAP financial measures and reconciliations of such non-GAAP financial measures to their respective most comparable financial measures calculated in accordance with GAAP.

About Performance Food Group Company

Through its family of leading foodservice distributors – Performance Foodservice, Vistar, and PFG Customized – Performance Food Group Company (PFG) markets and distributes approximately 150,000 food and food-related products from 76 distribution centers to over 150,000 customer locations across the United States. PFG’s 14,000+ associates serve a diverse mix of customers, from independent and chain restaurants to schools, business and industry locations, hospitals, vending distributors, office coffee service distributors, big box retailers, and theaters. The company sources its products from more than 5,000 suppliers and serves as an important partner to its suppliers by providing them access to the company’s broad customer base. For more information, visit www.pfgc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to PFG’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements, including the statements regarding outlook and goals this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “goals,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties. The following factors, in addition to those discussed under the section entitled Item 1A Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2017 filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2017, as such factors may be updated from time to time in PFG’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, could cause actual future results to differ materially from those expressed in any forward-looking statements:

•	competition in our industry is intense, and we may not be able to compete successfully;

•	we operate in a low margin industry, which could increase the volatility of our results of operations;

•	we may not realize anticipated benefits from our operating cost reduction and productivity improvement efforts;

•	our profitability is directly affected by cost inflation and deflation and other factors;

•	we do not have long-term contracts with certain of our customers;

•	group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;

•	changes in eating habits of consumers;

•	extreme weather conditions;

•	our reliance on third-party suppliers;

•	labor relations and cost risks and availability of qualified labor;

•	volatility of fuel and other transportation costs;

•	inability to adjust cost structure where one or more of our competitors successfully implement lower costs;

•	we may be unable to increase our sales in the highest margin portion of our business;

•	changes in pricing practices of our suppliers;

•	risks relating to any future acquisitions;

•	environmental, health, and safety costs;

•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;

•	our reliance on technology and risks associated with disruption or delay in implementation of new technology;

•	costs and risks associated with a potential cybersecurity incident or other technology disruption;

•	product liability claims relating to the products we distribute and other litigation;

•	negative media exposure and other events that damage our reputation;

•	anticipated multiemployer pension related liabilities and contributions to our multiemployer pension plan;

•	impact of uncollectibility of accounts receivable;

•	difficult economic conditions affecting consumer confidence; and

•	departure of key members of senior management.

The Company cautions you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, PFG cannot assure you that it will realize the results, benefits or developments that it expects or anticipates or, even if substantially realized, that they will result in the consequences or affect PFG or its business in the way expected. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. All forward-looking statements in this press release apply only as of the date of this press release or as of the date they were made and, except as required by applicable law, PFG undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Statement Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted EBITDA and Adjusted Diluted EPS. Such measures are not recognized terms under GAAP, should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and are not indicative of net income as determined under GAAP. Adjusted EBITDA, Adjusted Diluted EPS, and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate the Company’s liquidity or financial performance. Adjusted EBITDA, and Adjusted Diluted EPS, as presented, may not be comparable to similarly titled measures of other companies because of varying methods of calculation.

Management uses Adjusted EBITDA, defined as net income before interest expense, interest income, income and franchise taxes, and depreciation and amortization, further adjusted to exclude certain items management does not consider part of PFG’s core operating results. Such adjustments include certain unusual, non-cash, non-recurring, cost reduction, and other adjustment items permitted in calculating covenant compliance under the company’s credit and indenture agreements (other than certain pro forma adjustments permitted under our credit agreement and indenture relating to the Adjusted EBITDA contribution of acquired entities or businesses prior to the acquisition date). Under PFG’s credit agreement and indenture, the Company’s ability to engage in certain activities such as incurring certain additional indebtedness, making certain investments, and making restricted payments is tied to ratios based on Adjusted EBITDA (as defined in the credit agreement and indenture).

Management also uses Adjusted Diluted EPS, which is calculated by adjusting the most directly comparable GAAP financial measure by excluding the same items excluded in PFG’s calculation of Adjusted EBITDA to the extent that each such item was included in the applicable GAAP financial measure.

PFG believes that the presentation of Adjusted EBITDA and Adjusted Diluted EPS is useful to investors because these metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in PFG’s industry.

The following table includes a reconciliation of non-GAAP financial measures to the applicable most comparable U.S. GAAP financial measures.

PERFORMANCE FOOD GROUP COMPANY

Non-GAAP Reconciliation (Unaudited)

($ in millions, except share and per share data)	Fiscal Year Ended July 1, 2017
Net income (GAAP)	$96.3
Interest expense	54.9
Income tax expense	61.4
Depreciation	91.5
Amortization of intangible assets	34.6

EBITDA	338.7
Impact of non-cash items (A)	18.8
Impact of acquisition, integration & reorganization charges (B)	17.3
Impact of productivity initiatives (C)	10.6
Impact of other adjustment items (D)	5.3

Adjusted EBITDA (Non-GAAP)	$390.7

Diluted earnings per share (GAAP)	$0.93
Impact of non-cash items	0.18
Impact of acquisition, integration & reorganization charges	0.17
Impact of productivity initiatives	0.10
Impact of other adjustment items	0.06
Tax impact of adjustments	(0.20)

Adjusted Diluted Earnings per Share (Non-GAAP)	$1.24

A.	Includes adjustments for non-cash charges arising from employee stock-based compensation, gain/loss on disposal of assets, and interest rate swap hedge ineffectiveness. Stock-based compensation cost was $17.3 million for fiscal 2017. In addition, this includes an increase in the LIFO reserve of $2.6 million for fiscal 2017.
B.	Includes professional fees and other costs related to completed and abandoned acquisitions, costs of integrating certain of our facilities, facility closing costs, certain equity transactions, and advisory fees paid to Blackstone and Wellspring.
C.	Consists primarily of professional fees and related expenses associated with productivity initiatives.
D.	Consists primarily of changes in fair value and costs related to settlements on our fuel collar derivatives, certain financing transactions, lease amendments, and franchise tax expense and other adjustments permitted under our credit agreements.

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